Converted Organics Announces Results of Annual Meeting of Shareholders

BOSTON, June 8, 2012 — Converted Organics Inc. (OTCBB:COIN) (OTCQB:COIN) announced the results of its Annual Meeting of Shareholders held today in Boston, MA. Shareholders considered and approved all matters recommended by the Board of Directors as follows:

•	Edward Gildea is elected to the Board of Directors.

•	MFA, LLP has been ratified as Converted Organics’ independent public accountant.

•	The Board of Directors has been authorized to implement a reverse stock split.

•	The Board of Directors has been authorized to abandon the reverse split.

•	The Company has been authorized to amend its Certificate of Incorporation to increase the number of authorized shares of common stock from 500,000,000 to 1,000,000,000.

“The Company is pleased with the results of today’s Annual Meeting of Shareholders,” said Edward J. Gildea, President and CEO of Converted Organics. “We appreciate the support shown by our shareholders.”

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About Converted Organics

Converted Organics Inc.’s (OTCBB:COIN) mission is to promote, develop and operate profitable innovative clean technologies that contribute to the improvement of our environment by use of sustainable business practices and the judicious use of natural resources.

This press release contains forward-looking statements that are subject to risks and uncertainties. These forward-looking statements include information about possible or assumed future results of our business, financial condition, liquidity, results of operations, plans and objectives. In some cases, you may identify forward-looking statements by words such as “may,” “should,” “plan,” “intend,” “potential,” “continue,” “believe,” “expect,” “predict,” “anticipate” and “estimate,” the negative of these words or other comparable words. These statements are only predictions. One should not place undue reliance on these forward-looking statements. The forward-looking statements are qualified by their terms and/or important factors, many of which are outside the Company’s control, involve a number of risks, uncertainties and other factors that could cause actual results and events to differ materially from the statements made. The forward-looking statements are based on the Company’s beliefs, assumptions and expectations of our future performance, taking into account information currently available to the Company. These beliefs, assumptions and expectations can change as a result of many possible events or factors, including those events and factors described in the “Risk Factors” section in the Company’s most recently filed annual report on Form 10-K, as updated in the Company’s quarterly reports on Form 10-Q filed since the annual report, not all of which are known to the Company. Neither the Company nor any other person assumes responsibility for the accuracy or completeness of these statements. The Company will update the information in this press release only to the extent required under applicable securities laws. If a change occurs, the Company’s business, financial condition, liquidity and results of operations may vary materially from those expressed in the aforementioned forward-looking statements.

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CONTACT: Converted Organics Inc.

investor@convertedorganics.com

617-624-0111